Exhibit 99.2

FOR IMMEDIATE RELEASE

Media: Colleen Parr Dekker +1.317.989.7011 colleen_parr_dekker@elanco.com

Investor Relations: Tiffany Kanaga +1.302.897.0668 kanaga_tiffany@elanco.com

Elanco Appoints New Independent Directors to the Board and Expands Innovation and Operational Oversight

•	Distinguished Healthcare Executive, Animal Health Director and Investor William F. Doyle Joins Elanco Animal Health Board of Directors

•	Company Announces Cooperation Agreement with Sachem Head Capital Management; Founder Scott Ferguson and Animal Health Executive Paul Herendeen Join Elanco Board of Directors

•	Newly Formed Innovation, Science and Technology Committee of the Board to Focus on Pipeline Innovation and R&D Optimization; Expert, Independent Science and Technology Advisory Board to Support Committee’s Efforts

•	Expanded Scope of Board-Level Finance and Oversight Committee to Focus on Margin Expansion, Integration and Operational Initiatives

GREENFIELD, Ind. (Dec. 14, 2020) – Elanco Animal Health Incorporated (NYSE: ELAN) today announced that it has appointed distinguished healthcare executive, animal health director and investor William F. Doyle to the Board of Directors, effective immediately. Elanco has also expanded the Board and appointed Scott Ferguson, managing partner of Sachem Head Capital Management (Sachem Head), and Paul Herendeen, chief financial officer of Bausch Health, to the Board, effective immediately, and the company has entered into a cooperation agreement with Sachem Head. Under the terms of the agreement, Sachem Head has agreed to certain voting and standstill provisions. The company has also implemented board committee changes to expand innovation and operational oversight.

The new Board-level Innovation, Science and Technology Committee will focus on advancing and augmenting the company’s product pipeline and driving R&D optimization. Doyle will join the new committee, which will be chaired by director Dr. Deborah Kochevar, Dean Emerita of Cummings School of Veterinary Medicine at Tufts University. To support the Committee’s mandate and ensure it receives the best external insights related to its R&D activities, Elanco is establishing an independent Science and Technology Advisory Board, which will be composed of leading experts. The Advisory Board will meet independently and with the Committee on a periodic basis.

Additionally, Elanco has enhanced the scope of its Board’s Finance Committee to emphasize operational initiatives, merger and acquisition integration, financial matters and margin expansion and related areas of oversight. Consistent with its revised mandate, the Committee has been retitled the Finance and Oversight Committee. This Committee will continue to be chaired by director John (J.P.) Bilbrey, retired CEO of The Hershey Company and Doyle, Ferguson, and Herendeen will join the Committee.

“We welcome the addition of Bill Doyle to the Elanco Board of Directors, an individual with highly-relevant industry experience and perspectives,” said R. David Hoover, chairman of Elanco’s Board of Directors. “Bill’s success in driving innovation and improving operations throughout his decades-long career as a healthcare executive, an investor and a director on the board of an animal health company made his appointment a clear choice at this critical juncture for Elanco.”

“I am looking forward to joining the Board of Elanco at a time when the company looks to integrate a market-leading product portfolio and omnichannel leadership from the Bayer Animal Health acquisition,” said Bill Doyle. “I am eager to join the Board of the number-two independent animal health company and leverage my previous executive leadership experiences to bring a fresh perspective on innovation, pipeline development, integration and execution.”

Hoover continued, “We are also pleased with the constructive engagement we have had with Scott Ferguson, and welcome Scott and Paul to our Board. The addition of these new directors further enhances our Board and I am looking forward to working together toward our common goal of shareholder value creation.”

Ferguson said, “The actions taken today by Elanco, along with the expertise of these new directors, demonstrate that the Board, management and shareholders are aligned toward maximizing long-term value creation. I am highly appreciative of the dialogue with Elanco’s Board and management team, and I look forward to helping the company achieve its full potential as a member of the Board.”

“Elanco is at a pivotal moment in the company’s history and I see great potential ahead,” said Paul Herendeen. “As a member of the Board, I look forward to working with Dave, Jeff and the rest of my fellow directors to leverage my previous experiences driving operational efficiency and margin improvement at an animal health company to help drive growth and value creation for all Elanco shareholders.”

Hoover continued, “We are also enthusiastic about the new Innovation, Science and Technology Committee, which will enhance our proven Innovation, Portfolio and Productivity (IPP) strategy, and the expanded role of the Finance and Oversight Committee to support the Board’s role in overseeing and driving the growth agenda. Our entire Board and management team are focused on shareholder value creation as we position Elanco for continued success in the future.”

Jeffrey N. Simmons, president and chief executive officer, concluded, “Elanco has strong momentum through the ongoing integration of the Bayer transaction and the continued execution of our IPP strategy. I look forward to working with Bill, Scott, Paul and the rest of the Board to capitalize on the significant value creation potential ahead for us and deliver value for Elanco’s shareholders.”

About William F. Doyle

William F. Doyle previously served as an independent director on the Board of Directors of Zoetis Inc, having been nominated to the Zoetis board by Sachem Head and Pershing Square. Since 2004, Doyle has served as Executive Chairman of Novocure Ltd., a publicly traded global oncology company commercializing a novel platform technology to treat solid tumors, overseeing more than 1300% revenue growth and transition from $100 million loss to $100 million gain in adjusted EBITDA since the company went public in 2015. Doyle also serves as the Executive Chairman of BlinkHealth LLC, which has developed the leading Pharmacy as a Service E-commerce platform unlocking lower prices, home delivery, and better outcomes for patients, and Minerva Neurosciences, a publicly traded clinical-stage biopharmaceutical company. He also has served as a director of OptiNose, a publicly traded specialty pharmaceutical company, and as the Managing Director of WFD Ventures LLC, a private venture capital firm that has provided equity financing and industry expertise to medical device, pharmaceutical and healthcare technology companies since 2003. Previously, Doyle was a member of Johnson & Johnson’s Medical Devices and Consumer Pharmaceutical Group Operating Committee and Vice President, Licensing and Acquisitions. While at Johnson & Johnson, he was Chairman of the Medical Devices Research and Development Council, Worldwide President of Biosense-Webster, Inc., and a member of the Boards of Cordis Corporation and Johnson & Johnson Development Corporation, Johnson & Johnson’s venture capital subsidiary. Earlier in his career, Doyle was a management consultant with McKinsey & Company. Doyle holds an S.B. in materials science and engineering from the Massachusetts Institute of Technology and an M.B.A from Harvard Business School.

About Scott Ferguson

Scott Ferguson is the Founder and Managing Partner of Sachem Head Capital Management, a value-oriented investment management firm based in New York which he started in 2012. Prior to starting Sachem Head, he spent nine years at Pershing Square Capital Management, which he joined pre-launch as the firm's first investment professional. Prior to Pershing Square, Ferguson earned an M.B.A. from Harvard Business School in 2003 and was a Vice President at American Industrial Partners, an operations focused private equity firm, from 1999 to 2001. He was also a business analyst at McKinsey & Company from 1996 to 1999.

Ferguson graduated from Stanford University with an A.B. in Public Policy in 1996. He currently serves on the boards of directors of the Henry Street Settlement and Olin Corporation. He is also a member of the Robin Hood Leadership Council. He is a former director of Autodesk, a leading design & engineering software company.

About Paul Herendeen

Paul Herendeen currently serves as Executive Vice President and Chief Financial Officer of Bausch Health. Before Joining Bausch in August 2016, he served as Executive Vice President and Chief Financial Officer of Zoetis Inc. for two years. From 2005 to 2013 and from 1998 to 2001, Herendeen served as Chief Financial Officer at Warner Chilcott, a specialty pharmaceuticals company. He rejoined Warner Chilcott after four years as Executive Vice President and Chief Financial Officer of MedPointe, a privately held health care company. Prior to that, Herendeen spent nine years as a principal investor at Dominion Income Management and Cornerstone Partners, where he worked on investments as well as mergers and acquisitions for the firms and their portfolio companies. He spent the early part of his career in banking and public accounting, holding various positions with the investment banking group of Oppenheimer & Company, the capital markets group of Continental Bank Corporation and as a senior auditor with Arthur Andersen & Company.

Herendeen earned a M.B.A. from the University of Virginia's Darden School of Business, and holds a bachelor's degree in Business Administration from Boston College.

About Elanco

Elanco Animal Health Incorporated (NYSE: ELAN) is a global leader in animal health dedicated to innovating and delivering products and services to prevent and treat disease in farm animals and pets, creating value for farmers, pet owners, veterinarians, stakeholders, and society as a whole. With nearly 70 years of animal health heritage, we are committed to helping our customers improve the health of animals in their care, while also making a meaningful impact on our local and global communities. At Elanco, we are driven by our vision of Food and Companionship Enriching life and our Elanco Healthy Purpose™ ESG/Sustainability framework – all to advance the health of animals, people and the planet. Learn more at www.elanco.com.

Forward-looking Statements

This press release contains forward-looking statements (as that term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements are based on our current expectations and assumptions regarding our business and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. For further discussion of these and other risks and uncertainties, see Elanco’s most recent filings with the United States Securities and Exchange Commission. Except as required by law, Elanco undertakes no duty to update forward-looking statements to reflect events after the date of this release.

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